Exhibit 4.3
CONFORMED COPY

AMENDMENT AND RESTATEMENT AGREEMENT
This AMENDMENT AND RESTATEMENT AGREEMENT, dated as of May 23, 2017 (this “Amendment”), is made by and among Sable International Finance Limited and Coral-US Co-Borrower LLC as borrowers (each an “Initial Borrower” and together, the “Initial Borrowers”), the undersigned Guarantors, The Bank of Nova Scotia as the security trustee (the “Security Trustee”), as the administrative agent (the “Administrative Agent”), as the Swing Line Lender and as the L/C Issuer. Unless otherwise defined herein, terms used in this Amendment shall have the meanings and construction given to them in the Existing Credit Agreement (as defined below), unless the context otherwise requires.
RECITALS:
WHEREAS, reference is hereby made to the Credit Agreement, dated as of May 16, 2016, by and among (among others) the Initial Borrowers, the Guarantors, the lenders party thereto from time to time and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time, including pursuant to an Additional Facility Joinder Agreement dated on or about the date hereof (the “Additional Term B-3 Facility Joinder Agreement”) relating to Additional Term B-3 Facility Commitments and a Refinancing Amendment Agreement dated on or about the date hereof (the “RCF Refinancing Amendment Agreement”) relating to Class B Revolving Credit Commitments (as in effect immediately prior to the Amendment Effective Date, the “Existing Credit Agreement”).
WHEREAS, the Additional Facility B-3 Lenders (as defined in the Additional Term B-3 Facility Joinder Agreement) and the Revolving Consenting Lenders (as defined in the RCF Refinancing Amendment Agreement) (collectively, the “Consenting Lenders”) have consented to the amendments to the Existing Credit Agreement contemplated by this Amendment, and have authorized the Administrative Agent to execute this Amendment on their behalf.
NOW, THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, the parties hereto agree as follows:

1.	Amendment and Restatement of the Existing Credit Agreement.

(a)
The parties hereto agree that with effect immediately from the Amendment Effective Date, the Existing Credit Agreement will be amended and restated in its entirety by this Amendment so that it shall then be in effect in the form set out as Exhibit A hereto (the “Amended Credit Agreement”).

(b)
“Amendment Effective Date” means the time when each of the conditions set forth in Section 2 shall have been satisfied or waived. The Administrative Agent shall notify the Company and the Consenting Lenders of the occurrence of the Amendment Effective Date as soon as reasonably practicable thereafter.

2.	Effectiveness of this Amendment. This Amendment shall become effective as of the date hereof upon satisfaction or waiver of the following conditions precedent:

(a)	the Additional Term B-3 Facility Funding Date under, and as defined in, the Additional Term B-3 Facility Joinder Agreement has occurred;

(b)	the RCF Refinancing Amendment Effective Date under, and as defined in, the RCF Refinancing Amendment Agreement has occurred;

(c)
this Amendment shall have been duly executed by the Initial Borrowers, the Guarantors, the Security Trustee, the Administrative Agent (for itself and on behalf of the Consenting Lenders), the Swing Line Lender and the L/C Issuer;

(d)	the representations and warranties set forth in Section 3 below shall be true and correct as of the Amendment Effective Date;

(e)
the Administrative Agent’s receipt of the following, to the extent not previously delivered to the Administrative Agent, each of which shall be originals or pdf copies or other facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of each Loan Party each in form and substance reasonably satisfactory to the Administrative Agent:

(i)	a certificate of a Responsible Officer of each Loan Party attaching:

(A)	a copy of the constitutional documents of each Loan Party (including, for the avoidance of doubt, in respect of a Loan Party incorporated in England and Wales, a copy of its PSC Register);

(B)
a copy of a resolution of the board of directors or, if applicable, a committee of the board, or the sole member, managing member, general or limited partner, of each Loan Party (A) approving the terms of, and the transactions contemplated by, this Amendment and each other document executed or delivered by such Loan Party in order to give effect to the transactions contemplated hereunder and resolving that it execute, deliver and perform its obligations under this Amendment; (B) authorizing a specified person or persons to execute this Amendment; and (C) authorizing a specified person or persons, on its behalf, to sign and/or deliver all documents and notices to be signed and/or delivered by it under or in connection with this Amendment;

(C)	a specimen of the signature of each person authorized by the resolution set forth above in relation to this Amendment;

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(D)	a certificate of good standing (or equivalent) in respect of each Loan Party issued by the relevant Governmental Authority in its jurisdiction, if available in such jurisdiction;

(ii)	a legal opinion from Ropes & Gray International LLP, New York counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent;

(iii)	a legal opinion from Ropes & Gray International LLP, English legal counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent; and

(iv)	a legal opinion from Maples and Calder, Cayman Islands counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

3.
Representations and Warranties. The Loan Parties hereby represent and warrant that the representations and warranties set forth in Article V of the Amended Credit Agreement are true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) on and as of the Amendment Effective Date (and, for the avoidance of doubt, including in respect of this Amendment) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects (or in all respects to the extent qualified by materiality, Material Adverse Effect or similar language) as of such earlier date.

4.	Amendments. This Amendment may not be amended, modified or waived except by an instrument or instruments in writing signed and delivered on behalf of each of the parties hereto.

5.	Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Existing Credit Agreement.

6.
Entire Agreement. As of the date hereof, this Amendment, the Amended Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

7.	Applicable Law. This Amendment shall be subject to the provisions of Sections 10.15 (Governing Law; Forum; Process Agent) and 10.16 (Waiver of Right to Trial by Jury)

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of the Existing Credit Agreement, each of which is incorporated by reference herein, mutatis mutandis.

8.
Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

9.
Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page to this Amendment by “.pdf” or other electronic means shall be effective as delivery of an original executed counterpart of this Amendment.

10.
Miscellaneous. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in the Amended Credit Agreement, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents. Each reference in the Amended Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the “Credit Agreement”, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document shall mean and be a reference to the Amended Credit Agreement. This Amendment shall constitute a Loan Document under the Existing Credit Agreement and the other Loan Documents.

11.
Reaffirmation. Subject to any limitation set forth in any Loan Document, (i) each Loan Party hereby (x) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party, (y) confirms that all Collateral encumbered by the Loan Documents will continue to secure the obligations expressed to be secured thereby pursuant to the applicable Loan Documents and (ii) each Guarantor hereby ratifies and reaffirms its Guaranty of the Obligations (as defined in the Amended Credit Agreement).

12.
Successors. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns permitted by the Existing Credit Agreement.

13.
No Novation. It is the intention of the parties hereto that the Existing Credit Agreement be amended and restated so as to preserve the perfection and priority of all security interests securing indebtedness and obligations under the Existing Credit Agreement and

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that all Loans, indebtedness and/or other obligations of the Loan Parties under the Existing Credit Agreement and the other Loan Documents shall be secured by the Collateral Documents and that neither this Amendment nor the Amended Credit Agreement constitutes a novation of the obligations and liabilities existing under the Existing Credit Agreement and the other Loan Documents.

14.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions.
Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation)

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Loan Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
For the purposes of this Section 14:
“Bail-In Action” means the exercise of any Write-down and Conversion Powers.
“Bail-In Legislation” means:

(a)
in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and

(b)	in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

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“EU Bail-In Legislation Schedule” means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
“Party” means the Initial Borrowers, the Guarantors, the Administrative Agent, the Swing Line Lender and the L/C Issuer.
“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.
“Write-down and Conversion Powers” means:

(a)
in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and

(b)	in relation to any other applicable Bail-In Legislation:

(i)
any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and

(ii)	any similar or analogous powers under that Bail-In Legislation.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Amendment as of the date first mentioned above.
SABLE INTERNATIONAL FINANCE LIMITED
as an Initial Borrower and Guarantor
By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

CORAL-US CO-BORROWER LLC
as an Initial Borrower and Guarantor
By:    Authorized Signatory
Title:    Managing Director

[Signature Page to Amendment and Restatement Agreement]

SABLE HOLDING LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

CABLE AND WIRELESS (WEST INDIES) LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

CABLE & WIRELESS COMMUNICATIONS LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

CWIGROUP LIMITED
as a Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

CABLE & WIRELESS LIMITED
as the Company and Guarantor

By:    Authorized Signatory
Title:    Director

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF NOVA SCOTIA
as Security Trustee
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF NOVA SCOTIA
as Administrative Agent
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF NOVA SCOTIA
as Swing Line Lender
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Amendment and Restatement Agreement]

THE BANK OF NOVA SCOTIA
as L/C Issuer
By:    Authorized Signatory
Title:    Director
Authorized Signatory
Director

[Signature Page to Amendment and Restatement Agreement]

EXHIBIT A
FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

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